                                                                    EXHIBIT 4.5

                                PAIRING AGREEMENT

         THIS PAIRING AGREEMENT (this "Agreement") is made and entered into as of May 2, 2002, by and between ARC IV REIT, Inc., a Maryland corporation (the
"REIT"), and Affordable Residential Communities IV, LP, a Delaware limited partnership (the "OP").

         WHEREAS, concurrently with the execution of this Agreement, the REIT will file Articles Supplementary (the "Articles Supplementary") to its charter
(as supplemented by the Articles Supplementary, the "REIT Charter") with the
State Department of Assessments and Taxation of Maryland whereby the REIT will reclassify and designate 10,000,000 shares of its Common Stock as shares of
Special Voting Stock, par value $0.01 per share (the "Special Voting Stock");

         WHEREAS, the Agreement of Limited Partnership of the OP (the "OP
Agreement") provides for the issuance by the OP from time to time of Partnership
Common Units, including, where so determined by the REIT as the General Partner, in accordance with the terms of the OP Agreement, the issuance of Partnership
Common Units that are paired on a one-for-one basis with shares of Special
Voting Stock (the "Paired Common Units");

         WHEREAS, the OP Agreement and the REIT Charter each provides that the
Paired Common Units and the shares of Special Voting Stock, respectively, are not transferable, and shall not be transferred on the books of the OP or the
REIT, respectively, except in combination with an equal number of shares of
Special Voting Stock or Paired Common Units, respectively (subject to the provisions of this Agreement); and

         WHEREAS, the OP and the REIT wish to enter into this Agreement for the purpose of further effectuating the pairing of shares of Special Voting Stock and Paired Common Units (the "Pairing"), including the establishment of the terms and conditions which will govern the issuance and the transfer of the shares of Special Voting Stock and the Paired Common Units.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto agree as follows:

1.       Transfer of Shares. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a.   No share of Special Voting Stock shall be transferable, and no such share shall be transferred on the stock transfer books of the
              REIT, unless a simultaneous transfer is made by the same
              transferor to the same transferee of the same number of Paired
              Common Units.

         b.   No Paired Common Unit shall be transferable, and no Paired Com mon
              Unit shall be transferred on the books of the OP, unless a simul taneous transfer is made by the same transferor to the same transferee of the same number of shares of Special Voting Stock.

         c.   Notwithstanding anything to the contrary contained herein, upon any acquisition by the OP or the REIT of any Paired Common Units and any shares of Special Voting Stock (whether pursuant to
              Section 8.6 of the OP Agreement or otherwise), all restrictions on transfer set forth in this Agreement with respect to such Paired
              Common Units and such shares of Special Voting Stock so acquired shall terminate, and any Paired Common Units and shares of Special
              Voting Stock acquired by the OP or the REIT may be transferred without regard to the restrictions set forth in this Agreement.

         d.   In the event that any shares of Special Voting Stock are
              transferred to a trust pursuant to the provisions of Section
              7.2(b) of the REIT Char ter, all of the Paired Common Units paired with such shares shall be automatically transferred to such trust concurrently therewith and shall be subject to all the provisions of Section 7.3 of the REIT Char ter to the same extent that the attached shares of Special Voting Stock are so subject.

2.       Issuance of Securities. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a.   The REIT shall not issue or agree to issue any shares of Special
              Voting Stock to any person unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of Paired Common Units and for the pairing of such shares of Special Voting Stock and Paired Common Units.

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         b.   The OP shall not issue or agree to issue any Paired Common Units to any person unless effective provision has been made for the simulta neous issuance or transfer to the same person of the same number of shares of Special Voting Stock and for the pairing of such Paired Common Units and shares of Special Voting Stock.

         c.   Nothing herein shall require that any Partnership Common Unit hereafter issued by the OP be issued as a Paired Common Unit.

3.       Stock Certificates. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a.   Each certificate which is issued representing shares of Special
              Voting Stock shall be printed "back-to-back" with a certificate evidencing the same number of Paired Common Units and shall bear a conspicuous legend (on the face thereof) referring to the
              restrictions on transfer set forth in Section 4 of the Articles
              Supplementary.

         b.   Each certificate which is issued evidencing Paired Common Units shall be printed "back-to-back" with a certificate representing the same number of shares of Special Voting Stock and shall bear a conspicuous legend (on the face thereof) in the form set forth on
              Exhibit E of the Partnership Agreement, referring to the
              restrictions on transfer set forth in Section 8.9 of the OP
              Agreement.

4.       Redemption by the OP or Acquisition by the REIT of Paired Common Units.
         Commencing on the date hereof and continuing until such time as this
         Agreement shall have been terminated in the manner provided herein:

         a.   All shares of Special Voting Stock acquired by the OP in
              connection with any redemption of the attached Paired Common Units pursuant to Section 8.6.A of the OP Agreement shall be cancelled and shall become authorized but unissued shares of Special Voting
              Stock in accordance with Section 5 of the Articles Supplementary, and all certificates representing such shares so acquired by the
              OP shall be delivered to the REIT for cancellation promptly following the effec tiveness of such redemption.

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         b.   All shares of Special Voting Stock acquired by the REIT in connec tion with any acquisition of the attached Paired Common Units pursuant to Section 8.6.B of the OP Agreement shall be cancelled and shall become authorized but unissued shares of Special Voting
              Stock in accordance with Section 5 of the Articles Supplementary.

5.       Stock Dividends, Reclassifications, etc. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a.   The REIT shall not (i) declare or pay any dividend in respect of the outstanding shares of Special Voting Stock consisting in whole or in part of shares of Special Voting Stock, or (ii) subdivide, combine or otherwise reclassify the outstanding shares of Special
              Voting Stock.

         b.   The OP shall not (i) declare or pay any dividend in respect of the outstanding Paired Common Units consisting in whole or in part of
              Paired Common Units, or (ii) subdivide, combine or otherwise reclas sify the outstanding Paired Common Units.

6.       Termination. This Agreement and the Pairing may be terminated by mutual consent of both the REIT and the OP.

7.       Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by the Board of Directors of the REIT and the general partner of the OP. This Agreement may not be amended except by an instru ment in writing signed on behalf of each of the parties hereto.

8.       Counterparts. This Agreement may be executed in counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

10.      Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representa tions and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be merged into this Agreement.

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11.      Headings. The various section headings are inserted for the purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

12.      Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agree ment, and each term and provision of this
         Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this Agree ment to be executed on its behalf as of the date first written above.

                                     ARC IV REIT, INC.

                                     By:  /s/ Scott L. Gesell
                                          ------------------------------
                                          Name:  Scott L. Gesell
                                          Title: Vice President and Secretary

                                     AFFORDABLE RESIDENTIAL
                                         COMMUNITIES IV, LP

                                     By: ARC IV REIT, Inc., its general partner

                                         By: /s/ Scott L. Gesell
                                             ------------------------------
                                             Name:  Scott L. Gesell
                                             Title: Vice President and Secretary